UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

Between June 9, 2015 and June 18, 2015, Genufood Energy Enzymes Corp. (the “Company”) issued an aggregate of 986,000,000 units to various stockholders for share subscriptions received.  Each unit consists of one common share of the Company’s common stock, and one non-transferable warrant to purchase one further common share of the Company’s common stock at an exercise price of $0.0005 per share for a period of six months.

The units, including the shares and warrants thereof, were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 16, 2015, the Board of Directors of the Company received the resignation of Yi Lung Lin as the Company’s Chief Executive Officer.  Mr. Lin’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Lin will remain in his other roles with the Company.

On June 16, 2015, the Board of Directors of the Company appointed Beckenburg Boon Kee Lim as its new Chief Executive Officer.  From December 2014 to present, Mr. Lim has been the Chief Executive Officer and Director of Genufood Enzymes (Thailand) Co. Ltd., the Company’s wholly-owned subsidiary operating in Thailand.  From November 2014 to present, Mr. Lim has been a Director of Genufood Enzymes (S) Pte. Ltd., the Company’s wholly-owned subsidiary operating in Singapore and Genufood Enzymes Lanka (Pvt) Ltd., the Company’s wholly-owned subsidiary operating in Sri Lanka.  From October 2013 to November 2014, Mr. Lim was the General Manager of Liberty English Institute, a private company.  From January 2010 to October 2013, Mr. Lim was General Manager of B. Bell Internet Co. Ltd., a private company.

Mr. Lim will serve as the Company’s officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Lim and any other person pursuant to which he was selected as an officer.  Mr. Lim is the son of Yi Lung Lin, the Company’s President and Director.  Mr. Lim has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: June 22, 2015	By:	/s/ Yi Lung Lin
Yi Lung Lin, Director